Exhibit 32.1

Certification of the Chief Executive Officer/Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I,  Qinghua Hu, certify,  pursuant  to 18 U.S.C. Section 1350, as adopted  pursuant  to  Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report of Niusule Biotech Corp. on Form 10-Q for the period ended March 31, 2010, fully complies  with  the requirements of Section 13(a) or 15(d) of  the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Niusule Biotech Corp.

Date: May 24, 2010

By:	/s/ Qinghua Hu
Qinghua Hu, CEO/CFO

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Niusule Biotech Corp. and will be retained by Niusule Biotech Corp. and furnished to the Securities and Exchange Commission or its staff upon request.